Exhibit 99.1

MasterCard Incorporated Reports

First-Quarter 2010 Financial Results

•	First-quarter net income of $455 million, or $3.46 per diluted share

•	First-quarter net revenue increase of 13.1%, to $1.3 billion

•	First-quarter gross dollar volume up 8.3% and purchase volume up 8.7%

Purchase, NY, May 4, 2010 – MasterCard Incorporated (NYSE:MA) today announced financial results for the first quarter 2010. The company reported net income of $455 million, or $3.46 per diluted share.

Net revenue for the first quarter of 2010 was $1.3 billion, a 13.1% increase versus the same period in 2009. On a constant currency basis, net revenue increased 10.2% compared to the same period in 2009. The higher net revenue this quarter benefited from:

•	An increase in cross border volumes of 10.9%;

•	Growth in MasterCard’s gross dollar volume, which increased 8.3% on a local currency basis, to $631 billion;

•	An increase in processed transactions of 4.6%; and

•	Pricing changes of approximately 5 percentage points.

Worldwide purchase volume during the quarter was up 8.7% on a local currency basis versus the first quarter of 2009, to $473 billion. The number of processed transactions increased 4.6% compared to the same period in 2009, to 5.4 billion. As of March 31, 2010, the company’s financial-institution customers had issued 1.6 billion MasterCard and Maestro-branded cards.

“We are starting the year with strength across several of our business drivers, including healthy cross-border volumes, which contributed to our solid first quarter results,” said Robert W. Selander, MasterCard chief executive officer. “We also made a number of announcements that position MasterCard well for continued success, including signing a long-term agreement for HSBC’s global mass affluent Premier credit business, and the ongoing adoption of MasterCard inControl with Fifth Third, J.P. Morgan and First National Bank of Omaha.”

MasterCard president and chief operating officer, Ajay Banga, further remarked, “We’re making important investments in innovation, like MasterCard Marketplace, our eCommerce shopping portal, and the launch of MasterCard Labs, a critical component of our global research and development efforts.” Banga stated, “We are committed to play a significant role in the evolution of payments to better meet the needs of consumers, merchants, businesses and governments around the world, and look forward to bringing even more developments to the market.”

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MasterCard Incorporated – Page 2

Total operating expenses increased 2.2%, to $608 million, during the first quarter of 2010 compared to the same period in 2009. Excluding currency fluctuations, operating expenses were up 0.5%. The increase in total operating expenses was driven by:

•

A 2.1% increase in general and administrative expenses, or 0.7% on a constant currency basis. This increase was primarily due to higher personnel expense driven by increased payroll taxes related to the vesting of equity compensation awards; and

•	A 13.3% increase in depreciation and amortization, primarily due to increased investments in data center equipment and capitalized software.

The increase in total operating expenses was partially offset by a 0.7% decrease in advertising and marketing expenses versus the year-ago period. Excluding currency fluctuations, advertising and marketing expenses declined 3.8%.

The operating margin was 53.5% for the first quarter of 2010, up 4.9 percentage points over the year-ago period.

Total other expense was $5 million in the first quarter of 2010 versus $11 million in the first quarter of 2009. The decrease was driven by lower interest expense primarily due to a reduction in interest accretion on litigation settlements.

MasterCard’s effective tax rate was 34.6% in the first quarter of 2010, versus 33.2% in the comparable period in 2009. The increase was due primarily to an adjustment to the balance of deferred taxes in the first quarter of 2009, partially offset by lower state tax rates and more favorable geographic distribution of earnings in the first quarter of 2010.

There were no special items for the first quarter of 2009 or 2010.

First-Quarter Financial Results Conference Call Details

At 9:00 a.m. ET today, the company will host a conference call to discuss its first-quarter financial results.

The dial-in information for this call is 866-362-4831 (within the U.S.) and 617-597-5347 (outside the U.S.) and the passcode is 28812181. A replay of the call will be available for one week thereafter. The replay can be accessed by dialing 888-286-8010 (within the U.S.) and 617-801-6888 (outside the U.S.) and using passcode 39875611.

The live call and the replay, along with supporting materials, can also be accessed through the Investor Relations section of the company’s website at www.mastercard.com.

MasterCard Incorporated – Page 3

About MasterCard Incorporated

MasterCard Incorporated advances global commerce by providing a critical economic link among financial institutions, businesses, cardholders and merchants worldwide. As a franchisor, processor and advisor, MasterCard develops and markets payment solutions, processes over 22 billion transactions each year, and provides industry-leading analysis and consulting services to financial-institution customers and merchants. Powered by the MasterCard Worldwide Network and through its family of brands, including MasterCard®, Maestro® and Cirrus®, MasterCard serves consumers and businesses in more than 210 countries and territories. For more information go to www.mastercard.com.

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation:

•	The company’s expectation that recent business agreements will translate into continued success; and

•	The company’s continued ability to bring an increasing number of new developments to market.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and Current Reports on Form 8-K that were filed with the SEC during 2010, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

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Contacts:

Investor Relations: Barbara Gasper, investor_relations@mastercard.com, 914-249-4565

Media Relations: Chris Monteiro, chris_monteiro@mastercard.com, 914-249-5826

MasterCard Incorporated – Page 4

MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2010	2009
	(In millions, except per share data)
Revenues, net	$1,308	$1,156
Operating Expenses
General and administrative	458	448
Advertising and marketing	115	116
Depreciation and amortization	35	31

Total operating expenses	608	595

Operating income	700	561
Other Income (Expense)
Investment income	10	17
Interest expense	(15)	(36)
Other income (expense), net	—	8

Total other income (expense)	(5)	(11)

Income before income taxes	695	550
Income tax expense	240	183

Net income	455	367
Income attributable to non-controlling interests	—	—

Net Income Attributable to MasterCard	$455	$367

Basic Earnings per Share	$3.47	$2.81

Basic Weighted Average Shares Outstanding	130	130

Diluted Earnings per Share	$3.46	$2.80

Diluted Weighted Average Shares Outstanding	131	130

MasterCard Incorporated – Page 5

MASTERCARD INCORPORATED

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2010	December 31, 2009
	(In millions, except share data)
ASSETS
Cash and cash equivalents	$2,119	$2,055
Investment securities available-for-sale, at fair value	831	824
Investment securities held-to-maturity	151	—
Accounts receivable	505	536
Settlement due from customers	410	459
Restricted security deposits held for customers	444	446
Prepaid expenses	278	313
Deferred income taxes	276	244
Other current assets	92	126

Total Current Assets	5,106	5,003
Property, plant and equipment, at cost, net of accumulated depreciation	433	449
Deferred income taxes	182	264
Goodwill	293	309
Other intangible assets, net of accumulated amortization of $436 and $422, respectively	408	415
Auction rate securities available-for-sale, at fair value	172	180
Investment securities held-to-maturity	187	338
Prepaid expenses	346	328
Other assets	159	184

Total Assets	$7,286	$7,470

LIABILITIES AND EQUITY
Accounts payable	$251	$290
Settlement due to customers	433	478
Restricted security deposits held for customers	444	446
Obligations under litigation settlements	606	607
Accrued expenses	935	1,225
Other current liabilities	153	121

Total Current Liabilities	2,822	3,167
Deferred income taxes	74	80
Obligations under litigation settlements	125	263
Long-term debt	21	22
Other liabilities	412	426

Total Liabilities	3,454	3,958
Commitments and Contingencies
Stockholders’ Equity
Class A common stock, $.0001 par value; authorized 3,000,000,000 shares, 117,560,176 and 116,534,029 shares issued and 110,819,586 and 109,793,439 outstanding, respectively	—	—
Class B common stock, $.0001 par value; authorized 1,200,000,000 shares, 19,977,657 issued and outstanding, respectively	—	—
Class M common stock, $.0001 par value; authorized 1,000,000 shares, 1,846 and 1,812 shares issued and outstanding, respectively	—	—
Additional paid-in-capital	3,403	3,412
Class A treasury stock, at cost, 6,740,590 shares, respectively	(1,250)	(1,250)
Retained earnings	1,583	1,148
Accumulated other comprehensive income:
Cumulative foreign currency translation adjustments	107	212
Defined benefit pension and other postretirement plans, net of tax	(15)	(15)
Investment securities available-for-sale, net of tax	(4)	(3)

Total accumulated other comprehensive income	88	194

Total Stockholders’ Equity	3,824	3,504
Non-controlling interests	8	8

Total Equity	3,832	3,512

Total Liabilities and Equity	$7,286	$7,470

MasterCard Incorporated – Page 6

MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2010	2009
	(In millions)
Operating Activities
Net income	$455	$367
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35	31
Share based payments	16	15
Stock units withheld for taxes	(122)	(7)
Tax benefit for share based compensation	(91)	(8)
Impairment of assets	—	15
Accretion of imputed interest on litigation settlements	11	26
Deferred income taxes	49	40
Other	3	(2)
Changes in operating assets and liabilities:
Accounts receivable	19	102
Income taxes receivable	—	190
Settlement due from customers	29	(69)
Prepaid expenses	4	(19)
Obligations under litigation settlements	(150)	(152)
Accounts payable	(36)	3
Settlement due to customers	(21)	32
Accrued expenses	(134)	(135)
Net change in other assets and liabilities	28	(13)

Net cash provided by operating activities	95	416

Investing Activities
Purchases of property, plant and equipment	(3)	(12)
Capitalized software	(17)	(16)
Purchases of investment securities available-for-sale	(33)	(15)
Proceeds from sales of investment securities, available-for-sale	20	12
Proceeds from maturities of investment securities, available-for-sale	11	1
Investment in affiliates	(1)	(18)
Acquisition of business, net of cash acquired	—	(3)
Other investing activities	—	1

Net cash used in investing activities	(23)	(50)

Financing Activities
Payment of debt	—	(149)
Dividends paid	(20)	(20)
Tax benefit for share based compensation	91	8
Cash proceeds from exercise of stock options	6	1
Redemption of non-controlling interest	—	(5)

Net cash provided by (used in) financing activities	77	(165)

Effect of exchange rate changes on cash and cash equivalents	(85)	(28)

Net increase in cash and cash equivalents	64	173
Cash and cash equivalents - beginning of period	2,055	1,505

Cash and cash equivalents - end of period	$2,119	$1,678

MasterCard Incorporated – Page 7

MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months ended March 31, 2010
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)	Acceptance Locations (Mil.)
All MasterCard Credit, Charge and Debit Programs
APMEA	$139	35.5%	20.9%	$92	18.6%	1,101	$47	25.7%	333	251	274	8.9
Canada	24	22.1%	1.9%	21	4.5%	240	3	-13.9%	5	39	47	0.8
Europe	185	20.9%	11.9%	139	13.1%	1,762	46	8.5%	281	187	201	8.9
Latin America	49	29.8%	16.2%	27	20.7%	488	22	11.1%	153	100	122	3.3
United States	235	-1.1%	-1.1%	194	1.0%	3,408	41	-9.6%	256	278	313	8.3
Worldwide	631	14.8%	8.3%	473	8.7%	6,999	159	7.0%	1,028	855	957	30.2
MasterCard Credit and Charge Programs
United States	$118	-8.0%	-8.0%	$110	-3.1%	1,331	$8	-45.6%	7	159	191
Worldwide less United States	289	20.9%	9.1%	241	12.6%	2,928	47	-5.9%	221	440	498
Worldwide	406	10.8%	3.5%	351	7.2%	4,260	55	-14.8%	228	599	689
MasterCard Debit Programs
United States	$118	7.0%	7.0%	$84	6.9%	2,076	$33	7.3%	249	119	122
Worldwide less United States	107	46.0%	33.2%	38	31.1%	663	70	34.3%	551	137	145
Worldwide	225	22.6%	18.1%	122	13.4%	2,739	103	24.2%	800	256	267
APMEA = Asia Pacific / Middle East / Africa

	For the 3 Months ended March 31, 2009
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
APMEA	$102	1.9%	15.5%	$69	14.9%	932	$34	16.7%	252	227	249
Canada	19	-19.6%	-0.1%	17	2.2%	224	3	-12.0%	5	36	44
Europe	153	-16.1%	3.9%	114	4.2%	1,544	39	2.9%	258	177	192
Latin America	38	-15.7%	7.3%	20	10.7%	445	18	3.7%	146	95	116
United States	238	-8.1%	-8.1%	192	-6.9%	3,339	46	-12.8%	257	313	357
Worldwide	550	-9.9%	0.2%	411	0.4%	6,484	139	-0.4%	918	849	957
MasterCard Credit and Charge Programs
United States	$128	-17.2%	-17.2%	$113	-13.9%	1,387	$15	-36.0%	10	200	233
Worldwide less United States	239	-14.6%	3.6%	193	6.3%	2,642	46	-6.3%	229	437	494
Worldwide	367	-15.5%	-4.7%	306	-2.2%	4,030	61	-15.8%	240	637	727
MasterCard Debit Programs
United States	$110	5.3%	5.3%	$79	5.3%	1,952	$31	5.2%	247	113	124
Worldwide less United States	74	2.2%	22.8%	26	19.7%	503	47	24.5%	431	99	106
Worldwide	183	4.0%	11.6%	105	8.6%	2,454	78	16.1%	678	212	230

Note that columns in the tables above may not add due to rounding; growth represents change from the comparable year-ago period.

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Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts, cards and acceptance locations on a regional and global basis for MasterCard®-branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards, Mondex® transactions and transactions involving brands other than MasterCard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with MasterCard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued. Acceptance locations include merchant locations, ATMs and other locations where cash may be obtained.

The MasterCard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving MasterCard-branded cards that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. MasterCard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by MasterCard customers and is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts and cards columns is provided by MasterCard customers and is subject to certain limited verification by MasterCard. A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. In order to provide a true indication of how broadly our cards can be used, MasterCard seeks to provide the most accurate acceptance figures possible and to maintain that MasterCard acceptance is unsurpassed worldwide by periodically validating our results with third parties. The data set forth in the acceptance locations column is derived through a proprietary methodology designed to minimize the impact of multiple acquiring in certain markets. This data is based on information provided by our customers and other third parties and is subject to certain limited verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. All data is subject to revision and amendment by MasterCard’s customers subsequent to the date of its release.

Performance information for prior periods can be found in the "Investor Relations" section of MasterCard's website at www.mastercard.com.

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